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                                                                       EXHIBIT A
                             Joint Filing Agreement


                  In accordance with Rule 13d-1(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them a statement on Schedule 13G with respect to the common stock, $.01 par value, of Access Worldwide Communications, Inc. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

                  IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 11th day of February, 2000.

ABBINGDON VENTURE PARTNERS                ABBINGDON VENTURE PARTNERS
 LIMITED PARTNERSHIP                       LIMITED PARTNERSHIP-II

By:  Abbingdon-II Partners, General       By:  Abbingdon-II Partners,
         Partner                                   General Partner


By:    /s/Robert A. Ouimette              By:    /s/Robert A. Ouimette
   --------------------------------          ----------------------------------
   Name: Robert A. Ouimette,                  Name: Robert A. Ouimette,
         as attorney-in-fact                        as attorney-in-fact
         for John H. Foster                         for John H. Foster
         (on behalf of General                      (on behalf of General
         Partner), pursuant to a                    Partner), pursuant to a
         power of attorney dated                    power of attorney dated
         February 12, 1993                          February 12, 1993
         (previously filed,                         (previously filed,
         copy attached)                             copy attached)



       /s/Stephen F. Nagy                        /s/Robert A. Ouimette
   --------------------------------          ----------------------------------
   Name: Stephen F. Nagy                      Name: Robert A. Ouimette
                                                    as attorney-in-fact for
                                                    John H. Foster,
                                                    Pursuant to a power of
                                                    attorney dated February 12,
                                                    1993 (previously filed,
                                                    copy attached)
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                                POWER OF ATTORNEY



            To Execute Forms, Schedules, Reports and Other Documents
                      Pursuant to Sections 13 and 16 of the
                  Securities Exchange Act of 1934, as Amended,
                               by and on Behalf of

                                 JOHN H. FOSTER


                  Know all by these presents, that I, John H. Foster, hereby constitute and appoint each of Andrew J. Beck and Robert A. Ouimette, severally, my true and lawful attorney-in-fact to:

                  (1) execute for me and on my behalf any and all forms, schedules, reports and other documents relating to my direct or indirect ownership of securities that are required to be filed with the Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission;

                  (2) do and perform any and all acts for me and on my behalf which I myself could do, if I were personally present, which may be necessary or desirable to complete the execution of such forms, schedules, reports and other documents and the timely filing thereof; and

                  (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be necessary, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

                  This Power of Attorney shall not be affected by the subsequent disability or incompetence of the principal.

                  To induce any third party to act hereunder, I hereby agree that any third party receiving a duly executed copy or facsimile of this instrument may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual notice or knowledge of such revocation or termination shall have been received by such third party, and I for myself and for my heirs, executors, legal representatives and assigns, hereby agree to indemnify and hold harmless any such third party form and against any and all claims that may arise
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against such third party by reason of such third party having relied on the provisions of this instrument.

                IN WITNESS WHEREOF, I have hereunto signed my name as of this 12th day of February, 1993.


                                                /s/ John H. Foster
                                             -------------------------------
                                                John H. Foster

COMMONWEALTH OF PENNSYLVANIA)
                             : ss.
COUNTY OF MONTGOMERY        )


                  On the 13th day of February, 1993 before me personally came John H. Foster to me known, and known to me to be the individual described in, and who executed the foregoing instrument, and he acknowledged to me that he executed the same.

                                                 /s/ Erma R. Koslo
                                             -------------------------------
                                                Notary Public